UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2007

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4—MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 16, 2007, Gaming Partners International Corporation, or GPI, announced that during the course of preparing its fiscal year 2006 financial statements, GPI identified a clerical error in the three months ended September 30, 2006 statement of operations. Correction of the clerical error reduces net income by $100,000 and basic and diluted net income per share by $0.01 for the third quarter, but does not change net income or net income per share for the nine months as originally filed.  On April, 12, 2007, the Board of Directors of GPI, based on the recommendation from management, determined to file an amended Form 10-Q for the period ended September 30, 2006 when it has finalized its fiscal year 2006 financial statements and determined if any further adjustments to the third quarter are required.  Accordingly, the previously issued financial statements for the three months ended September 30, 2006 in its Form 10-Q for the third quarter 2006 should no longer be relied upon, and GPI’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to these financial statements.  GPI’s Chief Financial Officer has discussed these matters with Moss Adams LLP, GPI’s independent auditors.

Section 8—OTHER EVENTS

Item 8.01            Other Events.

On April 16, 2007, GPI announced that the filing of its annual report on Form 10-K for the year ended December 31, 2006 will be delayed beyond the April 17, 2007 extended filing date.  On March 28, 2007, GPI filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 and issued a press release in which it announced that it would make every effort to file its 2006 Form 10-K within the extended filing date of April 17, 2007.  GPIC is not yet able to determine when it will be able to file its 2006 Form 10-K.

Section 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01            Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit 99.1—Press Release issued on April 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: April 13, 2007
	By:	/s/ David W. Grimes
David W. Grimes
Chief Financial Officer